Press Release                            405 Lancaster Avenue
                                   Greer, South Carolina 29650
                                                (864) 879-1000


Contact:  Fred T. Grant, Jr.            For Immediate Release
          Senior Vice President - Finance    April 20, 2005


           RYAN'S ANNOUNCES FIRST QUARTER 2005 RESULTS
                     ______________________

     GREER,  SOUTH  CAROLINA  - - Ryan's Restaurant  Group,  Inc.

(NASDAQ:RYAN) reported first quarter 2005 results today.

     First  quarter  restaurant sales were $209,639,000  in  2005 compared to $211,657,000 for the comparable quarter in 2004.  Net earnings  for  the quarter amounted to $11,813,000  in  2005  and

$15,360,000 in 2004.  Earnings per share (diluted) amounted to 28 cents in 2005 compared to 35 cents in 2004.

     Commenting  on  the  quarter, Charles D.  Way,  CEO  of  the

Company,  said,  "Our  first  quarter's  financial  results  were impacted  by  what  one might call a "perfect storm".a  difficult

sales  environment and higher cost of sales.   Our  sales  levels

were  disappointing, with a same-store sales decline of 3.1%  for

the  quarter.   Even though we were comparing  against  a  record

quarter  in  2004, we believe that, more importantly,  our  sales were  impacted by economic conditions that affect our  customers.

The first quarter of 2005 saw highly publicized increases in both energy costs and interest rates.  Lead articles concerning higher

gasoline  prices  were  run frequently in many  newspapers.   Our

customers certainly experienced higher prices at the gas pumps as

well  as  higher  utility bills during the quarter.   Reports  of

increasing mortgage rates were also common, and this news had  to

be  of  concern to customers with adjustable rate mortgages.   We

believe  that  these  issues affected our  customers'  disposable

income   spending  decisions,  resulting  in  reduced  dining-out

expenditures."

     Cost  of sales was impacted by a combination of higher costs

and  our  efforts  to build and retain sales.   Food  costs  were

higher due to higher beef, pork and dairy prices.  Payroll  costs increased  principally  due to a tactical  decision  to  increase hourly  staffing  levels  in order to  provide  a  better  dining experience  for our customers and consequently build  and  retain

sales.    Store-level  profits  were  also  affected  by   higher

maintenance, utility and insurance costs."

     Looking  forward, we are cautiously optimistic that we  will

see  improved sales levels during the second half of  2005.   Our

operations leadership has been focusing on improved execution  at our  display  grills  and on increasing the visibility  and  curb appeal of our restaurants.  As noted above, staffing levels  have

also  been  increased as part of our sales-building efforts.   We

have  implemented  food theme nights at many of our  restaurants,

and  our  restaurant personnel are actively involved  in  various local marketing programs.  However, high energy costs continue to be  very present, and, as noted above, we are concerned about the impact of these higher costs on our customers' spending patterns.

From  a  cost  standpoint, we believe that we  must  adapt  to  a generally higher cost environment.  However, food costs could  be favorably affected if live cattle imports are again allowed  from

Canada."

     At  March  30,  2005,  the Company owned  and  operated  344 restaurants and was franchiser of 4 restaurants.

     In  connection  with this press release, members  of  Ryan's executive  management  will be holding  a  conference  call  with

investment  analysts  today at 4:00 p.m.  EDT.   The  public  can

listen to a live webcast of this call by logging on to the web at

www.ryans.com and following the appropriate links.

     Certain matters discussed in this press release are forward-

looking  statements within the meaning of the federal  securities laws  and are subject to uncertainties and risks, including,  but not  limited to, general economic conditions, including  consumer

confidence   levels;  competition;  developments  affecting   the

public's  perception  of  buffet-style restaurants;  real  estate availability;  food  and  labor  supply  costs;  food  and  labor availability; an adverse food safety event; weather fluctuations;

interest  rate  fluctuations; stock market conditions;  political environment  (including acts of terrorism and  wars);  and  other such  risks described from time to time in the Company's  reports filed with the Securities and Exchange Commission.

                  RYAN'S RESTAURANT GROUP, INC.
               CONSOLIDATED STATEMENTS OF EARNINGS
                           (Unaudited)


                                       Quarter Ended
                                 March 30,      March 31,
                                    2005           2004

Restaurant sales                 $209,639,000    211,657,000

Cost of sales:
 Food and beverage                 72,613,000     72,500,000
 Payroll and benefits              67,991,000     66,870,000
 Depreciation                       8,453,000      8,557,000
 Other restaurant expenses         31,520,000     28,812,000
     Total cost of sales          180,577,000    176,739,000

General and administrative
  expenses                         10,470,000     10,322,000
Interest expense                    2,360,000      2,685,000
Royalties from franchised
  restaurants                        (174,000)      (363,000)
Other income, net                  (1,200,000)      (928,000)
Earnings before income taxes       17,606,000     23,202,000
Income taxes                        5,793,000      7,842,000

     Net earnings                 $11,813,000     15,360,000

Net earnings per common share:
 Basic                             $      .28            .37
 Diluted                                  .28            .35

Weighted-average shares:
 Basic                             41,938,000     42,081,000
 Diluted                           42,870,000     43,910,000


                  RYAN'S RESTAURANT GROUP, INC.

                   CONSOLIDATED BALANCE SHEETS


                                  March 30,  December 29,
                                     2005        2004
ASSETS                           (Unaudited)
Current assets:
 Cash and cash equivalents    $ 22,999,000    7,354,000
 Receivables                     4,044,000    4,639,000
 Inventories                     6,776,000    5,611,000
 Prepaid expenses                  937,000    1,016,000
 Deferred income taxes           5,165,000    5,110,000
  Total current assets          39,921,000   23,730,000
Property and equipment:
 Land and improvements         163,761,000  162,082,000
 Buildings                     490,024,000  480,781,000
 Equipment                     275,670,000  271,431,000
 Construction in progress       36,277,000   31,531,000
                               965,732,000  945,825,000
 Less accumulated depreciation 303,748,000  295,852,000
  Net property and equipment   661,984,000  649,973,000
Other assets                    10,790,000   10,643,000
  Total assets                $712,695,000  684,346,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                9,437,000    5,963,000
 Current portion of long-term
  debt                          18,750,000   18,750,000
 Income taxes payable            6,921,000    1,842,000
 Accrued liabilities            43,307,000   42,569,000
  Total current liabilities     78,415,000   69,124,000
Long-term debt                 170,000,000  164,250,000
Deferred income taxes           47,925,000   47,674,000
Other long-term liabilities      7,960,000    7,692,000
  Total liabilities            304,300,000  288,740,000

Shareholders' equity:
 Common stock of $1.00 par
  value; authorized 100,000,000
  shares; issued 41,985,000
  shares in 2005 and 41,890,000
  shares in 2004                41,985,000   41,890,000
 Additional paid-in capital      4,759,000    3,878,000
 Retained earnings             361,651,000  349,838,000
  Total shareholders' equity   408,395,000  395,606,000
Commitments and contingencies
  Total liabilities and
    shareholders' equity      $712,695,000  684,346,000

                  RYAN'S RESTAURANT GROUP, INC.

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited)


                                     Three Months Ended
                                  March 30,     March 31,
                                     2005          2004
Cash flows from operating activities:
 Net earnings                     $11,813,000  15,360,000
 Adjustments to reconcile net
   earnings to net cash provided
   by operating activities:
   Depreciation and amortization    8,931,000   9,020,000
   Loss (gain) on sale of property
     and equipment                   (119,000)    657,000
   Tax benefit from exercise of
     stock options                    216,000   1,462,000
   Deferred income taxes              196,000     195,000
   Decrease (increase) in:
     Receivables                      595,000    (275,000)
     Inventories                   (1,165,000)   (758,000)
     Prepaid expenses                  79,000     453,000
     Other assets                    (237,000)   (289,000)
   Increase in:
     Accounts payable               3,474,000   1,968,000
     Income taxes payable           5,079,000   5,995,000
     Accrued liabilities              738,000   1,484,000
     Other long-term liabilities      268,000     227,000
Net cash provided by operating
  activities                       29,868,000  35,499,000

Cash flows from investing activities:
 Proceeds from sale of property and
   equipment                        1,955,000   1,657,000
 Capital expenditures             (22,688,000)(16,882,000)
Net cash used in investing
  activities                      (20,733,000)(15,225,000)

Cash flows from financing activities:
 Net borrowings from (repayment of)
   revolving credit facility        5,750,000  (5,000,000)
 Proceeds from stock options
   exercised                          783,000   3,014,000
 Purchase of common stock             (23,000) (4,510,000)
Net cash provided by (used in)
  financing activities              6,510,000  (6,496,000)
Net increase in cash and cash
  equivalents                      15,645,000  13,778,000

Cash and cash equivalents -
  beginning of period               7,354,000   8,617,000

Cash and cash equivalents -
  end of period                  $ 22,999,000  22,395,000

Supplemental disclosures
Cash paid during period for:
  Interest, net of amount
    capitalized                  $  4,226,000   4,459,000
  Income taxes                        302,000     190,000